SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.  )
Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12
Cytek Biosciences, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒	No fee required.
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

CYTEK BIOSCIENCES, INC.
47215 Lakeview Boulevard
Fremont, California 94538
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 14, 2023
Dear Stockholder:
You are cordially invited to attend the 2023 Annual Meeting of Stockholders (“Annual Meeting”) of Cytek Biosciences, Inc., a Delaware corporation. The Annual Meeting will be held virtually through a live webcast at www.virtualshareholdermeeting.com/CTKB2023 on Wednesday, June 14, 2023 at 11:00 a.m. Pacific Time. You will not be able to attend the meeting in person.
The Annual Meeting will be held for the following purposes:
1.
To elect three Class II directors, Jack Ball, Vera Imper, Ph.D. and Ming Yan, Ph.D. each to serve a three-year term expiring at our 2026 annual meeting of stockholders and until such director’s successor is duly elected and qualified, or until his or her earlier resignation or removal.

2.	To vote, on an advisory basis, regarding the compensation of our named executive officers for the year ended December 31, 2022, as set forth in this proxy statement.
3.	To vote, on an advisory basis, on the frequency of a stockholder vote on executive compensation.
4.	To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.
5.	To conduct any other business properly brought before the meeting.
These items of business are more fully described in the proxy statement accompanying this notice.
The Annual Meeting will be held virtually through a live webcast. You will be able to attend the Annual Meeting, submit questions and vote during the live webcast by visiting www.virtualshareholdermeeting.com/CTKB2023 and entering the 16-digit Control Number included in your Notice of Internet Availability, voting instruction form, or in the instructions that you received via email. Please refer to the additional logistical details and recommendations in the accompanying proxy statement. You may log-in beginning at 10:45 a.m. Pacific Time on June 14, 2023.
The record date for the Annual Meeting is April 17, 2023. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof. For the 10 days ending the day prior to the Annual Meeting, a complete list of the stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for any purpose relating to the Annual Meeting during ordinary business hours at our headquarters. To access the list, stockholders should email investors@cytekbio.com. The proxy materials, including this proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2022, are being distributed and made available on or about April 28, 2023.
By Order of the Board of Directors

Valerie Barnett
Corporate Secretary

Fremont, California
April 28, 2023
Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting
to be Held on Wednesday, June 14, 2023 at 11:00 a.m. Pacific Time.
The proxy statement and annual report to stockholders are available at www.proxyvote.com.
You are cordially invited to attend the Annual Meeting online. Whether or not you expect to attend the Annual Meeting, please vote in advance by proxy over the telephone or the internet as instructed in these materials as promptly as possible to ensure your representation at the meeting. Even if you have voted by proxy, you may still vote online if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder.

CYTEK BIOSCIENCES, INC.
PROXY STATEMENT FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS
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QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Why did I receive a notice regarding the availability of proxy materials on the internet?
Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board of Directors (the “Board”) of Cytek Biosciences, Inc. (sometimes referred to as the “Company,” “Cytek,” “we,” “us,” or “our”) is soliciting your proxy to vote at the 2023 Annual Meeting of Stockholders, including at any adjournments or postponements of the meeting (the “Annual Meeting”). All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.
We intend to mail the Notice on or about April 28, 2023 to all stockholders of record entitled to vote at the Annual Meeting.
Will I receive any other proxy materials by mail?
We may send you a proxy card with a second notice ten days after our first mailing of the Notice or thereafter but you will not receive paper copies of the proxy materials unless you specifically request the materials. Please follow instructions provided in the Notice if you would like to receive paper copies of the proxy materials free-of-charge.
How do I attend the annual meeting?
The Annual Meeting will be held through a live webcast at www.virtualshareholdermeeting.com/CTKB2023. You will not be able to attend the Annual Meeting in person. If you attend the Annual Meeting online, you will be able to vote and submit questions at www.virtualshareholdermeeting.com/CTKB2023.
You are entitled to attend the Annual Meeting if you were a stockholder as of the close of business on April 17, 2023, the record date, or hold a valid proxy for the meeting.
To be admitted to the Annual Meeting, you will need to visit www.virtualshareholdermeeting.com/CTKB2023 and enter the 16-digit Control Number found next to the label “Control Number” on your Notice, voting instruction form, or in the email sending you the proxy materials. If you are a beneficial stockholder, you should contact the bank, broker or other institution where you hold your account well in advance of the meeting if you have questions about obtaining your proxy to vote.
Whether or not you participate in the Annual Meeting, it is important that you vote your shares.
We encourage you to access the Annual Meeting before it begins. Online check-in will start at approximately 10:45 a.m. (Pacific Time) on June 14, 2023. Participation in the meeting is limited due to the capacity of the host platform and access to the meeting will be accepted on a first come, first served basis.
What if I cannot find my Control Number?
If you cannot locate your Control Number and you are a stockholder of record, you will be able to login as a guest. To view the meeting webcast, visit www.virtualshareholdermeeting.com/CTKB2023 and register as a guest. If you login as a guest, you will not be able to vote your shares or ask questions during the meeting.
If you are a beneficial owner (that is, you hold your shares in an account at a bank, broker or other holder of record), you will need to contact that bank, broker or other holder of record to obtain your Control Number prior to the Annual Meeting.
Will a list of stockholders of record be made available?
For the 10 days ending the day prior to the Annual Meeting, a list of stockholders of record as of the close of business on the record date will be available for examination by any stockholder for a legally valid purpose at our corporate headquarters during regular business hours. To access the list, stockholders should email investors@cytekbio.com.
Where can we get technical assistance?
If you have difficulty accessing the meeting, technicians will be available to help you. A telephone number for technical assistance can be found at www.virtualshareholdermeeting.com/CTKB2023.

How do we ask questions of management and the Board at the Annual Meeting?
We plan to have a question and answer session at the Annual Meeting and will include as many stockholder questions as the allotted time permits. Stockholders may submit questions that are relevant to our business in advance of the Annual Meeting as well as live during the Annual Meeting. If you are a stockholder, you may submit a question in advance of the meeting at www.virtualshareholdermeeting.com/CTKB2023 after logging in with your Control Number. Questions may be submitted during the Annual Meeting through www.virtualshareholdermeeting.com/CTKB2023.
Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on April 17, 2023 will be entitled to vote at the Annual Meeting. On the record date, there were 135,664,817 shares of common stock outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If on April 17, 2023 your shares were registered directly in your name with our transfer agent, American Stock Transfer and Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote online at the meeting or in advance by proxy. Whether or not you plan to attend the meeting, we urge you to vote in advance by proxy over the telephone or through the internet to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If on April 17, 2023 your shares were held, not in your name, but rather in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of shares held in “street name” and this Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. You may access the meeting at www.virtualshareholdermeeting.com/CTKB2023. However, since you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy from your broker, bank or other agent.
What am I voting on?
There are four matters scheduled for a vote at the Annual Meeting:
1.
To elect three Class II directors, each to serve a three-year term expiring at our 2026 annual meeting of stockholders and until such director’s successor is duly elected and qualified, or until his or her earlier resignation or removal (Proposal 1).

2.	To vote, on an advisory basis, regarding the compensation of our named executive officers for the year ended December 31, 2022, as set forth in this proxy statement (Proposal 2).
3.	To vote, on an advisory basis, on the frequency of a stockholder vote on executive compensation (Proposal 3).
4.	To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023 (Proposal 4).
What if another matter is properly brought before the meeting?
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the proxy to vote on those matters in accordance with their best judgment.
How do I vote?
Proposal 1: You may either vote “FOR” all the nominees to the Board or you may “WITHHOLD” your vote for any nominee you specify.
Proposal 2: You may vote “FOR” or “AGAINST” or “ABSTAIN” from voting on the proposal regarding the compensation of our named executive officers for the year ended December 31, 2022.

Proposal 3: You may vote for “ONE YEAR,” “TWO YEARS” or “THREE YEARS” or “ABSTAIN” from voting on the proposal regarding the frequency of a stockholder vote on executive compensation.
Proposal 4: You may vote “FOR” or “AGAINST” or “ABSTAIN” from voting on ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote at the Annual Meeting or in advance by proxy over the telephone or through the internet. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote at the meeting even if you have already voted by proxy.
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To vote prior to the Annual Meeting (until 11:59 p.m. (Eastern Time) on June 13, 2023), you may vote through the internet, by telephone or by completing a proxy card, which will be provided if you request a printed copy of the proxy materials.

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To vote through the internet prior to the meeting, go to www.proxyvote.com and follow the instructions to submit your vote on an electronic proxy card. You will be asked to provide the company number and your Control Number, which can be found on the Notice. Your internet vote must be received by 11:59 p.m. (Eastern Time) on June 13, 2023 to be counted.

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To vote over the telephone, follow the instructions in the Notice or voter instruction form. You will be asked to provide the company number and your Control Number, which can be found on the Notice. Your telephone vote must be received by 11:59 p.m. (Eastern Time) on June 13, 2023 to be counted.

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If you request printed copies of the proxy materials, a proxy card will be provided. You may vote by mail by completing, signing and dating the proxy card and returning it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•	To vote during the Annual Meeting, follow the instructions at www.virtualshareholdermeeting.com/CTKB2023. You will need to enter the 16-digit Control Number found on the Notice.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a notice containing voting instructions from that organization rather than from Cytek Biosciences, Inc.
•	To vote prior to the Annual Meeting, simply follow the voting instructions in the notice to ensure that your vote is counted.
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To vote during the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact that organization to request a proxy form.

Internet proxy voting will be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of our common stock you own as of April 17, 2023.
If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?
If you are a stockholder of record and do not vote in advance or online at the Annual Meeting, your shares will not be voted.
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “FOR” the election of all director nominees, “FOR” approval of the compensation of our named executive officers for the year ended December 31, 2022, “ONE YEAR” as the frequency of a stockholder vote on executive compensation and “FOR” ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?
If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. Under the stock exchange rules, brokers, banks and other securities intermediaries that are subject to such stock exchange rules may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine” under such stock exchange rules, but not with respect to “non-routine” matters. In this regard, Proposal 4 is considered a “routine” matter under applicable rules and interpretations, meaning that if you do not return voting instructions to your broker, broker, bank or other agent by its deadline, your shares may be voted by your broker in its discretion on Proposal 4. However, Proposals 1, 2 and 3 are considered to be “non-routine” under applicable rules and interpretations and we therefore expect broker non-votes to exist in connection with the proposal.
What are “broker non-votes”?
A “broker non-vote” occurs when your broker submits a proxy for the meeting with respect to “routine” matters but does not vote on “non-routine” matters because you did not provide voting instructions on these matters. These un-voted shares with respect to non-routine matters are counted as “broker non-votes.”
How many votes are needed to approve each proposal? How are votes counted?
The voting requirements and the impact of broker non-votes and abstentions for the proposals to be considered at the Annual Meeting are as follows:
Proposal	Vote Required	Discretionary Voting Allowed?	Effect of Abstentions	Effect of Broker Non-Votes on Outcome
Proposal 1—Election of Class II Directors

You may vote “FOR” all of the nominees, “WITHHOLD” your vote with respect to all of the nominees or “FOR” all of the nominees except for any of the nominees that you specify.	Plurality of the shares, which means that the three individuals nominated for election to the Board at the Annual Meeting receiving the highest number of “FOR” votes will be elected.	No	None	None

Proposal 2—Non-Binding Advisory Vote on Approval of Executive Compensation

You may vote “FOR” or “AGAINST” or “ABSTAIN” from voting on this proposal.	Majority of the shares present, represented and entitled to vote at the Annual Meeting	No	Deemed to be votes against the proposal	None

Proposal 3—Non-Binding Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation

You may vote for “ONE YEAR,” “TWO YEARS” or “THREE YEARS” or “ABSTAIN” from voting on this proposal	Plurality of the shares, which means the choice of frequency that receives the highest number of affirmative “FOR” votes will be considered the advisory and non-binding vote of our stockholders.	No	None	None

Proposal	Vote Required	Discretionary Voting Allowed?	Effect of Abstentions	Effect of Broker Non-Votes on Outcome
Proposal 4—Ratification of the Selection of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2023

You may vote “FOR” or “AGAINST” or “ABSTAIN” from voting on this proposal	Majority of the shares present, represented and entitled to vote at the meeting	Yes	Deemed to be votes against the proposal	Not applicable
As a reminder, if you are a beneficial owner of shares held in street name, to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the meeting virtually or represented by proxy. On the record date, there were 135,664,817 shares outstanding and entitled to vote. Thus, the holders of 67,832,409 shares must be present virtually or represented by proxy at the meeting to have a quorum.
Abstentions, withhold votes and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting or represented by proxy may adjourn the meeting to another date.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one Notice?
If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions in the Notices to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy?
Stockholder of Record: Shares Registered in Your Name
Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. Your most current proxy is the one that is counted. If you are the stockholder of record, you may revoke your proxy in any one of the following ways:
•	You may grant a subsequent proxy by telephone or through the internet.
•	You may submit another properly completed proxy card with a later date.
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You may send a timely written notice that you are revoking your proxy to our Corporate Secretary at Cytek Biosciences, Inc., 47215 Lakeview Boulevard, Fremont, California 94538, Attention: Corporate Secretary.

•	You may attend the Annual Meeting and vote online. Simply attending the meeting will not, by itself, revoke your proxy.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If your shares are held by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent.

When are stockholder proposals and director nominations due for next year’s annual meeting?
To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 28, 2023 to Cytek Biosciences, Inc., 47215 Lakeview Boulevard, Fremont, California 94538, Attention: Corporate Secretary.
Our Bylaws provide that, for stockholder proposals that are not to be included in next year’s proxy materials to be considered at next year’s annual meeting, stockholders must give timely advance written notice thereof to our Corporate Secretary at Cytek Biosciences, Inc., 47215 Lakeview Boulevard, Fremont, California 94538, Attention: Corporate Secretary. In order to be considered timely, notice of a proposal (including a director nomination) for consideration at the 2024 annual meeting of stockholders that is not to be included in next year’s proxy materials must be received by our Corporate Secretary in writing no earlier than the close of business on February 14, 2024 or later than the close of business on March 16, 2024. However, if our 2024 annual meeting of stockholders is not held between May 15, 2024 and July 14, 2024, the notice must be received (A) not earlier than the close of business on the 120th day prior to the 2024 annual meeting of stockholders, and (B) not later than the close of business on the later of the 90th day prior to the 2024 annual meeting of stockholders or the 10th day following the day on which public announcement of the date of the 2024 annual meeting is first made. Any such notice to the Corporate Secretary must include the information required by our Bylaws. In addition, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide in their notice any additional information required by Rule 14a-19 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, we will file an additional Form 8-K to publish the final results.

PROPOSAL 1

ELECTION OF CLASS II DIRECTORS
Classified Board
Our Board is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.
Our Board presently has seven members. There are three directors currently serving on the Board in the class whose term of office expires on the date of the Annual Meeting, all of whom have been recommended for re-election to the Board by the Nominating and Corporate Governance Committee of the Board: Jack Ball, Vera Imper, Ph.D. and Ming Yan, Ph.D. Mr. Ball and Dr. Yan were previously elected by the stockholders to serve on the Board. Dr. Imper was appointed by the Board to fill a vacancy on the Board in December 2021, as recommended by our Nominating and Corporate Governance Committee. If elected at the Annual Meeting, each of these nominees would serve until our 2026 annual meeting and until his or her successor has been duly elected and qualified, or, if sooner, until his or her death, resignation or removal. It is our policy to encourage directors and nominees for director to attend the Annual Meeting. Three of our directors attended our 2022 annual meeting of stockholders (the “2022 Annual Meeting”).
The following table sets forth the Class II nominees for election at the Annual Meeting and our other directors who will continue in office after the Annual Meeting, their ages, independence, and position or office held with us as of March 31, 2023:
Name	Age	Independent(5)	Title
Class II Director Nominees(1)
Jack Ball*(2)(3)	76	☒	Director
Vera Imper, Ph.D.(4)	61	☒	Director
Ming Yan, Ph.D.	60		Chief Technology Officer and Director
Class III Directors(1)
Gisele Dion(2)(3)	56	☒	Director
Wenbin Jiang, Ph.D.	59		Chief Executive Officer and Director
Class I Directors(1)
Deborah Neff(2)	70	☒	Director
Don Hardison(3)(4)	72	☒	Director
*	Lead independent director.
(1)
Class II director nominees are up for election at the Annual Meeting and will continue in office until our 2026 annual meeting of stockholders if elected, Class III directors will continue in office until our 2024 annual meeting of stockholders and Class I directors will continue in office until our 2025 annual meeting of stockholders, in each case until their successors are duly elected and qualified, or until their earlier death, resignation or removal.

(2)	Member of the Audit Committee.
(3)	Member of the Compensation Committee.
(4)	Member of the Nominating and Corporate Governance Committee.
(5)	As defined in the Nasdaq Stock Market (“Nasdaq”) and SEC rules, as applicable.

The following is a brief biography of each nominee and each director whose term will continue after the Annual Meeting.
Nominees for Election for a Three-Year Term Expiring at our 2026 Annual Meeting
Jack Ball has served as a member of our board of directors since September 2018. Mr. Ball also serves as the President of Tyball Associates LLC and serves on the board of directors of Carterra, Inc., a biotechnology company, KromaTiD, Inc., a biotechnology company, and NanoCellect Biomedical, Inc., a biotechnology company. From October 2010 to March 2021, Mr. Ball served on the board of directors of Swift Biosciences Inc., a biotechnology company. From September 2013 to December 2019, Mr. Ball served as Chief Executive Officer and a board member at Solulink Inc., a biotechnology company. From February 2006 to July 2011, Mr. Ball was Chief Commercial Officer at Accuri Cytometers, Inc., a medical instruments company, which was sold to Becton Dickinson & Co in March 2011. Prior to that, Mr. Ball was Chief Executive Officer at Amnis Corporation, a biotechnology company, Chief Commercial Officer at Molecular Probes, Inc., a biotechnology company, Senior Vice President and General Manager at Orchid Biosciences, a DNA testing services biotechnology company and President for North America at Amersham Biosciences Corp., a healthcare company. Mr. Ball holds a B.S. in Agriculture from the University of Georgia.
We believe that Mr. Ball’s extensive experience as an executive in flow cytometry instrument and reagent companies provides him with the qualifications and skills to serve as a director of our company.
Vera Imper, Ph.D. has served as a member of our board of directors since December 2021. Dr. Imper served as Vice President and Head, Business Development of Roche Molecular Solutions from January 2018 to November 2021. Dr. Imper previously served as Vice President, Worldwide Business Development of Becton Dickinson Biosciences from May 2009 to October 2017. Dr. Imper holds a Ph.D. in Bioinorganic Chemistry, an M.S. in Physical and Organic Chemistry and a B.S. in Pharmacy and Biochemistry from the University of Zagreb.
We believe that Dr. Imper’s extensive experience as an executive in the biotechnology industry provides her with the qualifications and skills to serve as a director of our company.
Ming Yan, Ph.D. has served as our Chief Technology Officer and a member of our board of directors since 2015. Dr. Yan is also a co-founder of our company. Dr. Yan has over 20 years of experience in research and development. Prior to joining our company, Dr. Yan held research and development positions at AT&T Bell Laboratories, a research and development division of AT&T Communications, a telecommunications company, Lawrence Livermore National Labs, a federal research facility, and BD Biosciences, a biotechnology company. Dr. Yan has published several research papers relating to laser spectroscopy and cell analysis in top peer-reviewed journals. He has over a dozen patents and pending patent applications for his innovations. Dr. Yan holds a B.S. in Physics from Fudan University and a Ph.D. in Electrical Engineering from the City University of New York.
We believe that Dr. Yan’s extensive experience in the biotechnology field, and in particular, with flow cytometry, provides him with the qualifications and skills to serve as a director or our company and as our Chief Technology Officer.
Directors Continuing in Office Until our 2024 Annual Meeting
Gisele Dion has served as a member of our board of directors since March 2021. Since September 2022, Ms. Dion also serves on the board of directors of Inhibikase Therapeutics, Inc., a pharmaceutical company. Ms. Dion was the Senior Advisor to the Chief Financial Officer of Takeda Pharmaceutical Ltd., a pharmaceutical company, from March 2021 to June 2021. Prior to that, she served as the Senior Vice President, Chief Accounting Officer and Corporate Controller at Takeda Pharmaceutical Ltd. from January 2019 to March 2021. From January 2016 to January 2019, Ms. Dion was the Senior Vice President, Chief Accounting Officer and Corporate Controller at Shire Pharmaceuticals LLC, a biopharmaceutical company. From 2007 to January 2016, she served as Corporate Controller and Senior Director of Technical Accounting of Biogen Inc., a biotechnology company. Ms. Dion received a B.S. in Accounting and Management Information Systems from Fairfield University.
We believe that Ms. Dion’s extensive experience in finance and accounting provides her with the qualifications and skills to serve as a director of our company.

Wenbin Jiang, Ph.D. has served as our Chief Executive Officer and a member of our board of directors since December 2014. Dr. Jiang is also a co-founder of our company. In 1998, Dr. Jiang co-founded E2O Communications, Inc., a fiber optic subsystems manufacturing company, which was acquired by JDS Uniphase Corporation in 2004. Dr. Jiang is an inventor of more than 100 U.S. patents and an author of five book chapters and over 50 peer-reviewed technical papers. Dr. Jiang holds a B.S. in Physics and M.S. in Optics & Laser Physics from Fudan University and a Ph.D. in Electrical Engineering from University of California, Santa Barbara.
We believe that Dr. Jiang’s extensive experience as an executive in the technology industry provides him with the qualifications and skills to serve as a director or our company and as our Chief Executive Officer.
Directors Continuing in Office Until our 2025 Annual Meeting
Deborah Neff has served as a member of our board of directors since June 2022. Since 2020, Ms. Neff has served as the Principal of DJN Consulting, LLC, an executive management, business strategy and operations consulting company. Prior to that, from 2017 to 2020, she served as Chief Executive Officer of Evanostics LLC, an early-stage, private biotechnology company. From 2014 to 2016, she served as the Chief Operating Officer of Complete Genomics Inc., a business unit of BGI-Shenzhen, a publicly-traded genomic sequencing and proteomic services company. From 2006 to 2013, she served as the Chief Executive Officer at Pathwork Diagnostics Inc., a privately-held molecular diagnostics company, and from 2003 to 2006, she served as the Chief Executive Officer at Predicant Biosciences, formerly a private biotechnology company. Ms. Neff also served as President of BD Biosciences, Inc., a global business segment of Becton Dickinson, from 1995 to 2003. Since October 2021, Ms. Neff has served as a director on the board of Atomo Diagnostics Limited, an Australian publicly-listed rapid diagnostics company, and served on the board of directors of Bio-Rad Laboratories, Inc. from 2011 to 2017 and on the board of directors of Advanced Medical Optics, Inc. from 2003 to 2009. She serves on the board of directors of Guide Dogs for the Blind and also serves on the advisory boards of privately funded start-up companies Wainamics, Inc. and Partillion Bioscience Inc. Ms. Neff holds a B.S. degree in Physiology from the University of California, Davis and completed graduate training and licensure in clinical laboratory science. She has attended executive business programs in finance, marketing and general management at Wharton, Stanford and Harvard Business Schools.
We believe that Ms. Neff’s extensive experience as an executive in the biotechnology industry and on the board of directors of publicly-traded biotechnology companies provides her with the qualifications and skills to serve as a director of our company.
Don Hardison has served as a member on our board of directors since June 2022. From 2017 to February 2021, Mr. Hardison served as the President, Chief Executive Officer and board member of Biotheranostics, Inc., a privately-held molecular oncology diagnostics company acquired by Hologic, Inc. in February 2021. From 2010 to 2016, Mr. Hardison served as President, Chief Executive Officer and board member of Good Start Genetics, Inc., a privately-held molecular diagnostics/information company. From 2007 to 2009, he served as Executive Vice President and Chief Operating Officer of Laboratory Corporation of America (LabCorp), a publicly-traded healthcare diagnostics company, and served as President, Chief Executive Officer and board member of Exact Sciences Corporation, a publicly-traded biotechnology company, from 2000 to 2007. Mr. Hardison also serves on the board of directors of HTG Molecular Diagnostics, a publicly-traded biotechnology company, since 2016; BioPorto Diagnostics A/S, a publicly-traded medical technology company, since 2021; and MDX Health SA, a publicly-traded molecular oncology company, since 2021. He also serves on the board of directors of and as an advisor to privately-held healthcare companies from time to time. Mr. Hardison holds an A.B. degree in Political Science from the University of North Carolina at Chapel Hill.
We believe that Mr. Hardison’s extensive experience as an executive in the biotechnology industry and on the board of directors of publicly-traded biotechnology companies provides him with the qualifications and skills to serve as a director of our company.
Required Vote
Directors are elected by a plurality of the votes of the holders of shares present virtually or represented by proxy and entitled to vote on the election of directors. Accordingly, the three nominees receiving the highest number of affirmative votes will be elected.
Recommendation
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH NAMED NOMINEE.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Independence of the Board
The Nasdaq listing standards require that a majority of the members of our Board must qualify as “independent,” as affirmatively determined by the Board. The standards provide that a director is independent if, in the opinion of that company’s board of directors, such person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board consults with our legal counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent Nasdag listing standards as in effect from time to time. The Board annually reviews the independence of our directors, taking into account all relevant facts and circumstances. In its most recent review, the Board considered all facts and circumstances that our Board deemed relevant in determining their independence.
Applying these standards, the Board has affirmatively determined that the following five current directors are independent directors within the meaning of the applicable Nasdaq listing standards: Jack Ball, Gisele Dion, Don Hardison, Vera Imper, Ph.D. and Deborah Neff. The Board also affirmatively determined that Theresa Cameron and Feng Deng, whose terms on the Board expired on June 1, 2022, were independent directors within the meaning of the applicable Nasdaq listing standards when they served on the Board. The Board found that none of these directors had a material or other disqualifying relationship with us.
Board Leadership Structure
The Board is currently chaired by our President and Chief Executive Officer, Dr. Jiang. The Board has also appointed Mr. Ball as lead independent director.
Our Corporate Governance Guidelines provide that our Board shall be free to choose its chairperson in any way that it considers in the best interests of our company, and that the Nominating and Corporate Governance Committee shall periodically consider the leadership structure of our Board and make recommendations to the Board with respect thereto as appropriate. Our Corporate Governance Guidelines also provide that, when the chairperson is not an independent director, the Board may designate one of the independent directors as a “lead independent director.” The chairperson schedules and sets the agenda for meetings of the Board in consultation with the lead independent director, and the chairperson chairs such meetings.
Our Board believes that our stockholders and the company currently are best served by having Dr. Jiang, our Chief Executive Officer, serve as chairman of the Board and Mr. Ball serve as our lead independent director. Our Board believes that the current board leadership structure, coupled with a strong emphasis on board independence, provides effective independent oversight of management while allowing the Board and management to benefit from Dr. Jiang’s executive leadership and operational experience, including familiarity with our business as a founder and Chief Executive Officer. Independent directors and management sometimes have different perspectives and roles in strategy development. Our independent directors bring experience, oversight and expertise from outside of our company, while our Chief Executive Officer brings company-specific experience and expertise. Our Board believes that Dr. Jiang’s combined role as Chief Executive Officer and chairman of the Board enables strong leadership, creates clear accountability and enhances our ability to communicate our message and strategy clearly and consistently to our stockholders. Our Board believes that its independence and oversight of management is maintained effectively through this leadership structure, including the role and responsibilities of the lead independent director, the composition of the Board and sound corporate governance policies and practices.

Role of the Board in Risk Oversight
One of the Board’s key functions is informed oversight of our risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for us. The full Board also considers our cybersecurity risk exposure and has oversight of our policies and procedures that identify and mitigate our cybersecurity risks.
•
Our Audit Committee has the responsibility to consider and discuss with management and the auditors, as appropriate, our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken.

•
Our Nominating and Corporate Governance Committee monitors the effectiveness of our Corporate Governance Guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct.

•	Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.
Board Evaluation Process
Each year, our Board and its committees complete an assessment of their performance, respectively. The assessment includes an evaluation of the topics covered by the Board or applicable committee during the year, the effectiveness of the Board and committees in fulfilling their functions and responsibilities, the structure, composition and processes of the Board or applicable committee and the information received by the Board or applicable committee in fulfilling their functions. Our Nominating and Corporate Governance Committee oversees this assessment process.

Board Diversity
The Board Diversity Matrix below provides the diversity statistics for our Board.
Board Diversity Matrix (As of April 17, 2023)
Total Number of Directors	7
	Female	Male	Non- Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	3 Gisele Dion Vera Imper, Ph.D. Deborah Neff	4 Jack Ball Don Hardison Wenbin Jiang, Ph.D. Ming Yan, Ph.D.	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	2 Wenbin Jiang, Ph.D. Ming Yan, Ph.D.	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	3 Gisele Dion Vera Imper, Ph.D. Deborah Neff	2 Jack Ball Don Hardison	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—
Did Not Disclose Demographic Background	—
Meetings of the Board
The Board met four times during 2022. During 2022, each Board member attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he or she served that were held during the period in which he or she served as a director or committee member.
Information Regarding Committees of the Board
The Board has three committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee.
The following table provides membership and meeting information for 2022 for each of the Board committees:
Name	Audit	Compensation	Nominating and Corporate Governance
Jack Ball	Member	Chair	—
Theresa Cameron(1)	Member	—	Member
Feng Deng(2)	—	Member	Chair
Gisele Dion	Chair	Member	—
Don Hardison(3)	—	Member	Member
Vera Imper, Ph.D.(4)	—	—	Chair
Deborah Neff(5)	Member
Total meetings in 2022	5	4	3
(1)	Ms. Cameron’s term on the Board expired on the date of the 2022 Annual Meeting.
(2)	Mr. Deng’s term on the Board expired on the date of the 2022 Annual Meeting.

(3)
Mr. Hardison was elected to serve on the Board at the 2022 Annual Meeting and appointed to serve on the Compensation Committee and the Nominating and Corporate Governance Committee, effective June 1, 2022.

(4)
Dr. Imper was appointed to serve on the Nominating and Corporate Governance Committee, effective March 1, 2022, and as the chairperson of the Nominating and Corporate Governance Committee, effective June 1, 2022.

(5)	Ms. Neff was elected to serve on the Board at the 2022 Annual Meeting and appointed to serve on the Audit Committee, effective June 1, 2022.
Each of the committees has authority to engage legal counsel or other experts or consultants as it deems appropriate to carry out its responsibilities. The Board has determined that each member of each committee meets the applicable Nasdaq rules and regulations regarding “independence” and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.
Audit Committee
The Audit Committee was established by the Board in accordance with Section 3(a)(58)(A) of the Exchange Act to oversee our corporate accounting and financial reporting processes and audits of our financial statements. The Audit Committee evaluates the performance and assesses the qualifications of our independent auditors; determines and approves the engagement of the independent auditors; determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors; reviews and approves the retention of the independent auditors to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent auditors on our audit engagement team as required by law; reviews and approves or rejects transactions between us and any related persons; confers with management and the independent auditors regarding the effectiveness of internal controls over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and meets to review our annual audited financial statements and quarterly financial statements with management and the independent auditors, including a review of our disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”
The Audit Committee is composed of three directors: Ms. Dion (Chair), Mr. Ball and Ms. Neff. Ms. Cameron was a member of the Audit Committee during the year ended December 31, 2022. The Board reviews the Nasdaq listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of the Audit Committee are independent (as independence is currently defined in Rule 5605(c)(2)(A)(i) and (ii) of the Nasdaq listing standards).
The Board has also determined that Ms. Dion qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board made a qualitative assessment of Ms. Dion’s level of knowledge and experience based on a number of factors, including her formal education and experience in senior finance and accounting roles at public reporting companies. Ms. Dion currently also serves on the audit committee of Inhibikase Therapeutics, Inc.
The Board has adopted a written Audit Committee charter that is available to stockholders on our website at https://investors.cytekbio.com.
Compensation Committee
The Compensation Committee acts on behalf of the Board to review, adopt and oversee our compensation strategy, policies, plans and programs, including:
•
establishment of corporate and individual performance objectives relevant to the compensation of our executive officers, directors and other senior management and evaluation of performance in light of these stated objectives;

•
review and approval of the compensation and other terms of employment or service, including severance and change-in-control arrangements, of our Chief Executive Officer and our other executive officers and directors; and

•	administration of our equity compensation plans and other similar plans and programs.
The Compensation Committee is composed of three directors: Mr. Ball (Chair), Ms. Dion and Mr. Hardison. Mr. Deng was a member of the Compensation Committee during the year ended December 31, 2022. All members of the Compensation Committee are independent (as independence is currently defined in Rule 5605(d)(2) of the Nasdaq listing standards).

The Board has adopted a written Compensation Committee charter that is available to stockholders on our website at https://investors.cytekbio.com .
Role of the Compensation Committee and Executive Officers in Setting Executive Compensation
Our Compensation Committee has the authority and responsibility to determine all aspects of executive compensation for executive officers, including our Chief Executive Officer. To determine each executive officer’s compensation, the Compensation Committee examines compensation on a role-specific basis as well as positions at a similar level and for the executive team overall. Our Compensation Committee also reviews our corporate financial performance and financial condition. The Compensation Committee may take into account the recommendations of the Board (or any member thereof) with respect to compensation of our executive officers. Our Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance evaluations and objectives.
Compensation Committee Processes and Procedures
Typically, the Compensation Committee meets quarterly and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with the appropriate members of the Compensation Committee, our Chief Executive Officer, our General Counsel and our Chief People Officer, as needed. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings.
The Compensation Committee generally makes adjustments to annual compensation, determines bonus and equity awards and establishes new performance objectives at one or more meetings held during the first quarter of the year. However, the Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of our compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Evaluation of the performance of our Chief Executive Officer is conducted by the Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted. The charter of the Compensation Committee grants the Compensation Committee full access to all of our books, records, facilities and personnel. In addition, under the charter, the Compensation Committee has the authority to obtain, at the expense of the Company, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties.
Independent Compensation Consultant
The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Compensation Committee. In particular, the Compensation Committee has the authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the compensation committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and Nasdaq, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.
In late 2021, after taking into consideration the six factors prescribed by the SEC and Nasdaq described above, the Compensation Committee engaged Meridian Compensation Partners, LLC (“Meridian”), as compensation consultants, to review our executive compensation program, assess the competitiveness of such program and advise our Compensation Committee on matters related to 2022 executive compensation. The Compensation Committee requested that Meridian:
•	evaluate the efficacy of our existing compensation strategy and practices in supporting and reinforcing our long-term strategic goals;
•	assist in refining our compensation strategy and in developing and implementing an executive compensation program to execute that strategy; and
•	develop a comparative group of companies and to perform analyses of competitive performance and compensation levels for that group.

The only other consulting or other services that Meridian performed for us in 2022 were for non-executive equity compensation to assist us in ensuring that our non-executive equity compensation programs are within market norms. We were billed approximately $45,000 for services rendered by Meridian in 2022 and Meridian has not provided us or our Compensation Committee with any other services for the same period. The Compensation Committee determined that Meridian was an independent compensation advisor to the Compensation Committee for 2022, including for purposes of the Dodd-Frank Act and other applicable SEC and Nasdaq regulations.
Please see the sections entitled “Executive Compensation” and “Director Compensation” for a description of our processes and procedures for the consideration and determination of executive officer and director compensation.
Equity Awards Committee
In 2021, the Board formed an Equity Awards Committee, currently composed of our Chief Executive Officer, General Counsel and Chief People Officer, to which it delegated authority to grant, without any further action required by the Board or the Compensation Committee, stock options and/or restricted stock units to employees who are leveled below Vice President. The Compensation Committee is responsible for oversight of the Equity Awards Committee.
The purpose of this delegation of authority is to enhance the flexibility of our equity awards administration and to facilitate the timely grant of equity awards to newly-hired employees and to existing employees in connection with promotions outside the ordinary annual review process in circumstances where management has determined that additional individual incentives are appropriate. Under the delegation in effect in 2022, the Equity Awards Committee could not grant equity awards to acquire more than an aggregate of 1,000,000 shares of our common stock. The number of shares underlying individual equity grants by the Equity Awards Committee is limited to a range based upon employee level, as approved by the Board or the Compensation Committee.
As part of its oversight function, the Compensation Committee reviews the list of grants made by the Equity Awards Committee on a quarterly basis. During 2022, the Equity Awards Committee exercised its authority to grant restricted stock units to purchase an aggregate of approximately 343,000 shares to non-officer employees.
Compensation Committee Interlocks and Insider Participation
No member of our Compensation Committee in 2022 was at any time during 2022 or at any other time an officer or employee of Cytek or any of our subsidiaries. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors, or as a member of the compensation or similar committee, of any entity that had one or more executive officers who served on our Board or our Compensation Committee.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee is responsible for identifying, reviewing and evaluating candidates to serve on our Board (consistent with criteria approved by the Board), reviewing and evaluating incumbent directors, making recommendations to the Board of candidates for election to the Board, making recommendations to the Board regarding the membership of the committees of the Board, assessing the performance of the Board and its committees and developing a set of corporate governance principles for the Company.
The Nominating and Corporate Governance Committee is composed of two directors: Dr. Imper (Chair) and Mr. Hardison. Mr. Deng and Ms. Cameron were members of the Nominating and Corporate Governance Committee during the year ended December 31, 2022. All members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards).
The Board has adopted a written Nominating and Corporate Governance Committee charter that is available to stockholders on our website and https://investors.cytekbio.com.
Nominations Process and Director Qualifications
The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, our operating requirements and the long-term interests of our stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity (including gender, racial and ethnic diversity), age, skills and such other factors as it deems appropriate, given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability.
The Nominating and Corporate Governance Committee appreciates the value of thoughtful Board refreshment, and regularly identifies and considers qualities, skills and other director attributes that would enhance the composition of the Board. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of legal counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.
The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: Cytek Biosciences, Inc., 47215 Lakeview Boulevard, Fremont, California 94538, Attention: Corporate Secretary. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record holder of our stock and has been a holder for at least one year. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. Additional information regarding the process and required information to properly and timely submit stockholder nominations for candidates for membership on our Board is set forth in our Bylaws and Corporate Governance Guidelines.
Communications with the Board of Directors
The Board, including a majority of the independent directors, has adopted a formal process by which stockholders may communicate with the Board or any of its directors. Stockholders who wish to communicate with the Board may do so by sending written communications addressed to Cytek Biosciences, Inc., 47215 Lakeview Boulevard, Fremont, California 94538, Attention: Corporate Secretary. All communications are reviewed by our Corporate Secretary and provided to the members of the Board consistent with a screening policy providing that unsolicited items, sales materials, abusive, threatening or otherwise inappropriate materials and other routine items and items unrelated to the duties and responsibilities of the Board will not be provided to directors. Any communication that is not provided to directors is recorded in a log and made available to our Board. All communications directed to the Audit Committee in accordance with our Whistleblower Policy for Accounting and Audit Matters will be promptly and directly forwarded to the Audit Committee. This information is available on our website at https://investors.cytekbio.com.
Code of Ethics
We have adopted a Code of Business Conduct and Ethics that applies to all officers, directors and employees. The Code of Business Conduct and Ethics is available on our website at https://investors.cytekbio.com. If we ever were to amend or waive any provision of our Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or any person performing similar functions, we intend to satisfy our disclosure obligations, if any, with respect to any such waiver or amendment by posting such information on our website set forth above rather than by filing a Current Report on Form 8-K.

Corporate Governance Guidelines
In June 2021, the Board documented our governance practices by adopting the Corporate Governance Guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to Board composition and selection, Board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and Board committees and compensation. The Corporate Governance Guidelines, as well as the charters for each committee of the Board, may be viewed on our website at https://investors.cytekbio.com.
Prohibition on Hedging, Pledging and Short Sales
To ensure alignment of the interests of our stockholders, our Insider Trading Policy prohibits short sales, transactions in put or call options, hedging transactions, margin accounts, pledges, or other inherently speculative transactions with respect to our securities for all Cytek employees, directors and consultants, their respective family members and other household members, and all companies controlled by those covered by our Insider Trading Policy.

PROPOSAL 2

NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION
The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), enacted on July 21, 2010, and Section 14A of the Exchange Act require that we seek, on a non-binding advisory basis, stockholder approval of the compensation of our named executive officers as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on the compensation of our named executive officers.
Compensation Program and Philosophy
The primary goal of our executive compensation program is to ensure that we hire and retain talented and experienced executive officers who are motivated to achieve or exceed our short-term and long-term corporate goals. In determining the form and amount of compensation payable to our executive officers, we are guided by the following objectives and principles:
•	compensation should relate to performance;
•	equity awards help executive officers think like stockholders; and
•	total compensation opportunities should be competitive.
Our Board believes that our current executive compensation program has been effective at linking executive compensation to our performance and aligning the interests of our executive officers with those of our stockholders. Stockholders are urged to read the section entitled “Executive Compensation,” which further discusses how our executive compensation policies and procedures implement our compensation philosophy and contains tabular information and narrative discussion about the compensation of our named executive officers.
The Compensation Committee and the Board believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving our goals. Accordingly, we are asking our stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by voting in favor of the following resolution:
“RESOLVED, that the stockholders approve, on a non-binding advisory basis, the compensation of Cytek Biosciences, Inc.’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables, and the accompanying narrative disclosures set forth in the proxy statement relating to Cytek Biosciences, Inc.’s 2023 annual meeting of stockholders.”
Required Vote
The affirmative “FOR” vote of a majority of the shares present, represented and entitled to vote on the proposal is required to approve, on an advisory and non-binding basis, the compensation awarded to named executive officers for the year ended December 31, 2022. You may vote “FOR” or “AGAINST” or “ABSTAIN” from voting on this proposal. Abstentions are deemed to be votes cast and have the same effect as a vote against the proposal.
Although this say-on-pay vote is advisory and, therefore, will not be binding on us, our Compensation Committee and our Board value the opinions of our stockholders. Accordingly, to the extent there is a significant vote against the compensation of our named executive officers, we will consider our stockholders’ concerns and the Compensation Committee will evaluate what actions may be necessary or appropriate to address those concerns.
Recommendation
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF
THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 3

NON-BINDING ADVISORY VOTE ON THE FREQUENCY OF
FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION
As required by the Dodd-Frank Act and Section 14A of the Exchange Act, we also are asking our stockholders to provide their input with regard to the frequency of future stockholder advisory votes on the compensation program for our named executive officers, such as Proposal 2 of this proxy statement. In particular, we are asking whether the advisory vote on executive compensation should occur once every year, every two years or every three years. This non-binding advisory vote as to whether the advisory vote on executive compensation should occur once every year, every two years or every three years must be submitted to stockholders at least once every six years.
After careful consideration of the frequency alternatives, our Board has determined that an annual advisory vote on executive compensation is the most appropriate alternative for us and our stockholders at this time. The Board determination was influenced by the fact that the compensation of our named executive officers is evaluated, adjusted and approved on an annual basis. As part of the annual review process, the Board believes that stockholder sentiment should be a factor that is taken into consideration by the Board and the Compensation Committee in making decisions with respect to executive compensation. By providing an advisory vote on executive compensation on an annual basis, our stockholders will be able to provide us with direct input on our compensation philosophy, policies and practices as disclosed in the proxy statement every year. We understand that our stockholders may have different views as to what is the best approach for us and we look forward to hearing from our stockholders on this agenda item every year.
Stockholders are not voting to approve or disapprove the Board’s recommendation. Instead, stockholders may indicate their preference regarding the frequency of future non-binding advisory “say-on-pay” votes by selecting one year, two years or three years. Stockholders that do not have a preference regarding the frequency of future advisory votes may abstain from voting on the proposal. For the reasons discussed above, we are asking our stockholders to vote to hold advisory votes on the compensation for our named executive officers every year.
You may cast your vote by choosing the option of one year, two years, three years, or abstain from voting in response to the resolution set forth below:
“RESOLVED, that the option of once every year, two years or three years that receives the highest number of votes cast for this resolution will be determined to be the preferred frequency with which Cytek Biosciences, Inc. is to hold an advisory vote by stockholders to approve the compensation of Cytek Biosciences, Inc. named executive officers as set forth in the proxy statement relating to Cytek Biosciences, Inc.’s Annual Meeting of Stockholders under the caption “Executive Compensation,” including the section captioned “Compensation Discussion and Analysis,” the tabular disclosure regarding executive compensation and the accompanying narrative disclosure.”
Required Vote
The choice of frequency that receives the highest number of affirmative “FOR” votes will be considered the advisory vote of our stockholders. You may vote for “ONE YEAR,” “TWO YEARS” or “THREE YEARS” or “ABSTAIN” from voting on this proposal. A properly executed proxy marked “ABSTAIN” with respect to the frequency of the stockholder vote on executive compensation will not be voted with respect to such proposal although it will be counted for purposes of determining whether there is a quorum.
Even though your vote is advisory and, therefore, will not be binding on us, our Board and Compensation Committee value the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future decisions regarding the frequency of holding future non-binding advisory votes on the compensation program of our named executive officers.
Recommendation
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR “ONE YEAR” AS THE
FREQUENCY WITH WHICH STOCKHOLDERS ARE PROVIDED AN
ADVISORY VOTE ON EXECUTIVE COMPENSATION

PROPOSAL 4

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has selected Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023 and has further directed that management submit the selection for ratification by the stockholders at the Annual Meeting. Deloitte & Touche LLP has audited our financial statements since 2019. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm. However, the Board is submitting the selection of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and our stockholders.
Principal Accountant Fees and Services
The following table represents aggregate fees billed to us for services rendered relating to the years ended December 31, 2021 and 2022 by Deloitte & Touche LLP, our independent registered public accountant:
	Year Ended December 31
	2022	2021
	(in thousands)
Audit Fees(1)	$2,872	$2,662
Audit-related Fees(2)	25	25
Tax Fees(3)	203	331
All Other Fees(4)	—	2
Total Fees	$3,099	$3,020
(1)
Consists of fees billed for professional services rendered for (a) the audits of our annual financial statements (which in 2022, included an assessment of the effectiveness of our internal controls over financial reporting) and the reviews of our interim financial statements, which were included in the year to which the audit or review related; (b) the issuance of comfort letters; and (c) incremental audit fees required for publicly-filed financial statements necessitated by our IPO, which were included in 2021.

(2)	Consists of fees billed for professional services associated with SEC registration statements and other documents filed with the SEC.
(3)	Consists of fees billed for professional services for tax compliance, tax advice and tax planning.
(4)	Consists of fees billed for subscriptions to an online accounting and financial reporting research assistance service.
All fees described above were pre-approved by the Audit Committee.
During the year ended December 31, 2022, no hours expended on our financial audit by Deloitte & Touche LLP were provided by persons other than Deloitte & Touche LLP’s full-time permanent employees.
Pre-Approval Policies and Procedures
The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm, Deloitte & Touche LLP. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.
The Audit Committee has determined that the rendering of non-audit services by Deloitte & Touche LLP is compatible with maintaining the principal accountant’s independence.

Required Vote
The affirmative vote of the holders of a majority of the shares present virtually or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.
Recommendation
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE
SELECTION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023.

REPORT OF THE AUDIT COMMITTEE
The information contained in the following report of our Audit Committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by us under the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”), unless and only to the extent that we specifically incorporate it by reference.
The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2022 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.
Submitted by the Audit Committee
Gisele Dion
Jack Ball
Deborah Neff

EXECUTIVE OFFICERS
The following table sets forth information for our executive officers as of March 31, 2023:
Name	Age	Position
Wenbin Jiang, Ph.D.	59	President, Chief Executive Officer and Director
Ming Yan, Ph.D.	60	Chief Technology Officer and Director
Patrik Jeanmonod	57	Chief Financial Officer
Todd Garland	54	Chief Commercial Officer
Chris Williams	54	Chief Operating Officer
Valerie Barnett	48	General Counsel and Corporate Secretary
Allen Poirson, Ph.D.	63	Senior Vice President, Business & Corporate Development
The executive officers serve at the discretion of our Board. There is no family relationship between any of our directors or executive officers and any of our other directors or executive officers.
For information regarding Drs. Jiang and Yan, please refer to Proposal 1, “Election of Directors,” above.
Patrik Jeanmonod has served as the Chief Financial Officer since November 2018. Prior to joining our company, Mr. Jeanmonod served as Vice President of Finance at Core Brands, LLC, an electronic manufacturing company, from 2013 to 2018. Mr. Jeanmonod held executive positions in finance at various companies, including three leading contract research organizations: Covance Inc., a pharmaceutical company, Bridge Pharmaceuticals, Inc., a drug development research organization, and Synteract, Inc., a contract research organization. Mr. Jeanmonod holds an M.S. in Business Management from the University of Geneva.
Todd Garland has served as the Chief Commercial Officer since April 2022. Before joining our company, Mr. Garland served as Vice President and General Manager at BD Biosciences, a biotechnology company, from November 2019 to March 2022, and held previous roles at BD Biosciences from Sept 2017 to November 2019, including as National Vice President of Sales for BD Biosciences and Group Vice President, Strategic Accounts. Prior to his roles at BD Biosciences, Mr. Garland led commercial, sales and marketing functions for CareFusion, a biotechnology company subsequently acquired by BD Biosciences, Cardinal Health, a manufacturer and distributor of medical and laboratory products, and Hewlett-Packard, a technology company. Mr. Garland holds a B.S. in accounting from California Polytechnic State University, an M.B.A from the University of Michigan and is a Certified Public Accountant.
Chris Williams has served as the Chief Operating Officer since October 2022. Prior to joining our company, Mr. Williams served as Vice President of Engineering, Technology, Operations, and Innovation of the Pharma Services Group of Thermo Fisher, a life science company, from January 2022 to October 2022, and held previous roles at Thermo Fisher from October 2018 to January 2022, including as Vice President and General Manager for Single Use Technologies and Vice President and General Manager for Bioprocess Equipment and Automation. From 2006 to 2018, Mr. Williams served in various roles at Bayer Pharmaceuticals Division, a life science company, including as Vice President of Site Engineering from August 2017 to October 2018. Mr. Williams holds a B.S. in Mechanical Engineering from the University of Texas at Austin, with a technical specialty in Operations Research/Industrial Engineering.
Valerie Barnett has served as the General Counsel since January 2021 and Corporate Secretary since April 2021. Ms. Barnett served as Vice President, Legal and Corporate Secretary at Dermira, Inc., a biopharmaceutical company focused on dermatologic diseases, from 2015 to 2020 until its acquisition by Eli Lilly and Company. Ms. Barnett also served as Associate General Counsel at Fluidigm Corporation, a biotechnology tools company, from 2011 to 2015. Prior to that, Ms. Barnett practiced law as a corporate and securities attorney at Wilson Sonsini Goodrich & Rosati. Ms. Barnett holds a B.A. in Political Science from the University of California, Irvine and a J.D. from Cornell Law School.
Allen Poirson, Ph.D. has served the Senior Vice President, Business and Corporate Development since May 2022. From April 2021 to May 2022, Dr. Poirson served as our Senior Vice President of Marketing and Corporate Development. Dr. Poirson also served as a member of our board of directors from August 2018 to March 2021. From August 2019 to April 2021, Dr. Poirson was the Senior Vice President of Business Development at twoXAR, Inc. (now known as Aria Pharmaceuticals, Inc.), a biopharmaceutical company. Dr. Poirson also previously served as Chief Executive Officer and Chair of Sony Biotechnology Inc., a biotechnology company, from 2012 to 2017. Dr. Poirson’s domain expertise includes analytic instruments, computational biotechnology, medical devices, in vitro diagnostics, chemistry and software. Dr. Poirson has formal scientific training in neuroscience and has held research positions at Howard Hughes Medical Institute, a non-profit medical research organization and NASA, a federal aeronautics and space research agency. Dr. Poirson holds a B.A. and a Ph.D. in Psychology from Stanford University.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 31, 2023, by:
•	each of our named executive officers;
•	each of our directors and director nominees;
•	each stockholder known by us to be the beneficial owner of more than 5% of our common stock; and
•	all of our directors and executive officers as a group.
We have determined beneficial ownership in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares of common stock that they beneficially owned, subject to applicable community property laws.
Applicable percentage ownership is based on 135,644,055 shares of common stock outstanding as of March 31, 2023. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of common stock subject to options held by that person or entity that are currently exercisable or that will become exercisable within 60 days of March 31, 2023. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each of the individuals and entities that own five percent (5%) or more of our common stock listed in the table below is c/o Cytek Biosciences, Inc., 47215 Lakeview Boulevard, Fremont, California 94538.
	Beneficial Ownership
Beneficial Owner	Number of Shares of Common Stock	Percent of Total
Named Executive Officers and Directors
Wenbin Jiang, Ph.D.(1)	7,975,442	5.9%
Ming Yan, Ph.D.(2)	8,001,931	5.9%
Valerie Barnett(3)	146,394	*
Jack Ball(4)	26,999	*
Gisele Dion(5)	18,333	*
Don Hardison(6)	14,365	—
Vera Imper, Ph.D.(6)	12,710	*
Deborah Neff(6)	14,365	—
All executive officers and directors as a group (12 persons)(7)	16,830,654	12.3%
5% Stockholders
Entities affiliated with RA Capital Management(8)	13,139,327	9.7%
Entities affiliated with HHLR Advisors, Ltd.(9)	8,684,530	6.4%
Entities affiliated with BlackRock, Inc.(10)	8,367,607	6.2%
Entities affiliated with The Vanguard Group(11)	7,771,067	5.7%
*	Less than one percent of the outstanding shares of our common stock.
(1)	Consists of (i) 7,704,439 shares of common stock and (ii) 271,003 shares issuable pursuant to stock options exercisable and restricted stock units vesting within 60 days of March 31, 2023.
(2)	Consists of (i) 7,906,053 shares of common stock and (ii) 95,878 shares issuable pursuant to stock options exercisable and restricted stock units vesting within 60 days of March 31, 2023.
(3)	Consists of (i) 20,342 shares of common stock and (ii) 126,052 shares issuable pursuant to stock options exercisable and restricted stock units vesting within 60 days of March 31, 2023.
(4)	Consists of shares of common stock.
(5)	Consists of (i) 5,000 shares of common stock and (ii) 13,333 shares issuable pursuant to stock options exercisable within 60 days of March 31, 2023.
(6)	Consists of shares of common stock issuable pursuant to stock options exercisable within 60 days of March 31, 2023.

(7)	Consists of (i) 15,819,742 shares of common stock and (ii) 1,013,912 shares issuable pursuant to stock options exercisable within 60 days of March 31, 2023.
(8)
Based on information contained in a Schedule 13D/A filed by RA Capital Management, L.P. with the SEC on March 14, 2022. Consists of (i) 11,445,836 shares held by RA Capital Healthcare Fund, L.P. (the “Fund”), (ii) 1,185,767 shares held by RA Capital Nexus Fund II, L.P. (the “Nexus Fund II”), and (c) 507,724 shares held by a separately managed account (the “Account”). RA Capital Healthcare Fund GP, LLC is the general partner of the Fund and RA Capital Nexus Fund II GP, LLC is the general partner of the Nexus Fund II. The general partner of RA Capital Management, L.P. (“RA Capital”) is RA Capital Management GP, LLC, of which Dr. Kolchinsky and Mr. Shah are the controlling persons. RA Capital serves as investment adviser for the Fund, the Account, and the Nexus Fund II and may be deemed a beneficial owner, of any shares of common stock of Cytek Biosciences, Inc. held by the Fund, the Account, or the Nexus Fund II. The Fund and the Nexus Fund II have delegated to RA Capital the sole power to vote and the sole power to dispose of all securities held in the Fund’s and the Nexus Fund II’s portfolio, including the shares of common stock of Cytek Biosciences, Inc. Because the Fund and the Nexus Fund II have divested themselves of voting and investment power over such shares they hold and may not revoke that delegation on less than 61 days’ notice, the Fund and the Nexus Fund II disclaim beneficial ownership of such shares. As managers of RA Capital, Dr. Kolchinsky and Mr. Shah may be deemed beneficial owners of any shares of common stock of Cytek Biosciences, Inc. beneficially owned by RA Capital. RA Capital, Dr. Kolchinsky, and Mr. Shah disclaim beneficial ownership of such shares. The address for the entities affiliated with RA Capital Management is 200 Berkeley Street, 18th Floor, Boston, Massachusetts 02116.

(9)
Based on information contained in a Schedule 13G filed by BlackRock, Inc. with the SEC on February 14, 2023. Consists of (i) 2,027,500 shares held by funds managed by HHLR Advisors, Ltd. (“HHLR”) and (ii) 6,657,030 shares held by funds managed by Hillhouse Investment Management, Ltd.(“HIM”). HHLR acts as the sole investment manager of each of HHLR Fund, L.P. (“HHLR Fund”). HHLR is hereby deemed to be the beneficial owner of, and to control the voting and investment power of, the shares of common stock held by HHLR Fund. HIM acts as the sole management company of Hillhouse Focused Growth Fund V, L.P. (“HFV”). CTKBS Holdings Limited (“CTKBS”) is wholly owned by HFV. HIM is hereby deemed to be the beneficial owner of, and to control the voting power of, the common stock held by CTKBS. HHLR and HIM are under common control and share certain policies, personnel and resources. Accordingly, each of HHLR and HIM has shared voting and dispositive power over the shares of common stock beneficially owned by each of HHLR and HIM. The address of each of HHLR and HIM is Office #122, Windward 3 Building, Regatta Office Park, West Bay Road, Grand Cayman, Cayman Islands, KY1-9006.

(10)
Based on information contained in a Schedule 13G filed by BlackRock, Inc. with the SEC on February 3, 2023. BlackRock, Inc. is the parent holding company or control person with respect to the shares held by BlackRock Life Limited, BlackRock Advisors, LLC, Aperio Group, LLC, BlackRock (Netherlands) B.V., BlackRock Institutional Trust Company, N.A., BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Japan Co., Ltd., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock Fund Advisors and BlackRock Fund Managers Ltd. (collectively, “BlackRock”), and is deemed to be the beneficial owner of, and to control the voting and investment power of, the shares of common stock held by BlackRock. The address for BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

(11)
Based on information contained in a Schedule 13G filed by The Vanguard Group with the SEC on February 9, 2023. The VanGuard Group serves as an investment advisor to investment companies registered under the Investment Company Act of 1940 and other managed accounts (collectively, “VanGuard”). Accordingly, The VanGuard Group is deemed to have shared voting and dispositive power over the shares of common stock beneficially owned by VanGuard. The address for The VanGuard Group is 771 Vanguard Blvd., Malvern, Pennsylvania 19355.

EXECUTIVE COMPENSATION
We are a “smaller reporting company” under Item 10 of Regulation S-K promulgated under the Exchange Act and the following compensation disclosure is intended to comply with the requirements applicable to smaller reporting companies. Although the rules allow us to provide less detail about our executive compensation program than companies that are not smaller reporting companies, our Compensation Committee is committed to providing the information necessary to help stockholders understand its executive compensation-related decisions. Accordingly, this section includes supplemental narratives that describe our 2022 compensation program for our named executive officers.
Summary Compensation Table
The following table shows for the years ended December 31, 2022 and 2021, compensation awarded to, paid to or earned by our Chief Executive Officer and our two other most highly compensated executive officers at December 31, 2022 (the “named executive officers”).
Name and Principal Position	Year	Salary(1) ($)	Stock Awards(2) ($)	Option Awards(3) ($)	Non-Equity Incentive Plan Compensation(4) ($)	All Other Compensation ($)	Total ($)
Wenbin Jiang, Ph.D. President and Chief Executive Officer	2022	524,435	1,474,989	1,474,948	394,375	45,395(5)	3,914,142
	2021	375,131	—	4,250,000	163,687	29,684	4,818,502
Ming Yan, Ph.D. Chief Technology Officer	2022	398,398	432,497	432,483	187,247	30,616(6)	1,481,241
	2021	352,146	—	2,125,000	134,451	28,180	2,639,777
Valerie Barnett(7) General Counsel and Corporate Secretary	2022	370,829	439,999	439,986	139,432	25,722(8)	1,415,968
(1)	Salaries in 2022 reflect increases to base salary effective February 16, 2022.
(2)
Stock awards represent RSUs granted to the named executive officers. Each RSU represents the contingent right to receive one share of our common stock upon the satisfaction of the vesting conditions of the award, subject to the recipient’s continuous service through the vesting events. The amounts disclosed represent the aggregate grant date value of the RSUs granted based on the closing sale price of our common stock as reported on the Nasdaq Stock Market on the grant date.

(3)
The amounts disclosed represent the aggregate grant date fair value of the stock options granted to our named executive officers under our 2015 Equity Incentive Plan (“2015 Plan”) for grants in 2021 and under our 2021 Equity Incentive Plan (“2021 Plan”) for grants in 2022, computed in accordance with Financial Accounting Standard Board Accounting Standards Codification, Topic 718 (“ASC Topic 718”). The assumptions used in calculating the grant date fair value of the stock options are set forth in Note 15 to our audited consolidated financial statements included in our Annual Report on Form 10-K as filed with the SEC on March 1, 2023. This amount does not reflect the actual economic value that may be realized by the named executive officer.

(4)	Consists of payments pursuant to our 2021 and 2022 cash incentive bonus plans, respectively, based on the achievement of company performance goals as determined by our Compensation Committee.
(5)	Includes 401(k) matching contributions of $13,636, healthcare premiums of $18,468 and life insurance premiums of $13,291.
(6)	Includes 401(k) matching contributions of $13,500 and healthcare premiums of $17,116.
(7)	Excludes information relating to compensation paid during 2021 because executive was not a named executive officer for such year.
(8)	Includes 401(k) matching contributions of $12,553 and healthcare premiums of $13,169.

Narrative to Summary Compensation Table
Objectives and Principles of Our Executive Compensation Program
The primary goal of our executive compensation program is to ensure that we attract, hire and retain talented and experienced executive officers who are motivated to achieve or exceed our corporate goals. We seek to incentivize our executive officers to achieve our short- and long-term goals and fairly reward our executive officers for our corporate performance, reinforcing accountability. In determining the form and amount of compensation payable to our executive officers, we are guided by the following objectives and principles:
•
Compensation should relate to performance. We believe that executive compensation should be directly linked to corporate performance, including the achievement of annual corporate objectives and the enhancement of long-term stockholder value.

•
Equity awards help executive officers think like stockholders. We believe that our executive officers’ total compensation should have a significant equity component because stock-based awards help reinforce the executive officers’ long-term interest in our overall performance and align the interests of our executive officers with those of our stockholders.

•
Total compensation opportunities should be competitive. We believe that our total compensation programs should be competitive so that we can attract, retain and motivate talented executive officers who will help us perform better than our competitors.

Elements of Executive Compensation
The Compensation Committee utilizes information regarding peer companies and Meridian surveys as data points in determining the appropriate components of and overall compensation for our executive officers. The determination of our Compensation Committee as to the appropriate use and weight of each component of executive compensation is subjective, based on its views of the relative importance of each component in meeting our overall objectives. Except as described herein, our Compensation Committee has not adopted any formal or informal policies or guidelines for allocating compensation between cash and non-cash compensation, among different forms of non-cash compensation, or with respect to long-term and short-term performance.
The primary components of our executive compensation program are cash compensation, comprised of base salary and an annual cash bonus, and long-term equity incentive awards. For 2022, the Compensation Committee targeted total compensation for our executive officers at the 50th percentile of peer companies, with cash compensation targeted at the 25th percentile of our peer companies and long-term equity-based incentive compensation targeted at the 75th percentile of our peer companies, with any individual executive officer potentially falling above or below this range due to the executive’s individual contribution, scope of responsibilities, level of experience and tenure with our company. In addition, our executive officers also participate in our severance benefit plan and are eligible to receive health and other benefits that are generally available to all employees.
Cash Compensation
Base Salary. We pay an annual base salary to each of our executive officers in order to attract and retain executive talent and provide them with a fixed rate of cash compensation during the year. In determining 2022 base salaries for our executive officers, the Compensation Committee considered salaries at peer companies for similar executive-level positions. The Compensation Committee approved the 2022 base salaries of our named executive officers in February 2022, to be effective as of February 16, 2022.
A summary of the 2022 base salary for our named executive officers is set forth below:
Named Executive Officer	2022 Base Salary ($)
Wenbin Jiang, Ph.D. President and Chief Executive Officer	545,000
Ming Yan, Ph.D. Chief Technology Officer	400,000
Valerie Barnett General Counsel and Corporate Secretary	390,000

Cash Incentive Bonus Plan. Our named executive officers are eligible to receive performance-based cash bonuses, which are designed to provide appropriate incentives to achieve defined performance goals. In contrast to the longer term incentives of equity incentive awards, the annual cash incentive bonus is designed to ensure that our executive officers are focused on our near-term performance and on working together to achieve specific key corporate goals identified by our Board for the applicable year. In determining 2022 target bonuses for our executive officers, the Compensation Committee considered target bonuses at peer companies for similar executive-level positions.
The 2022 target bonus amounts for our named executive officers based on a specified percentage of base salary is set forth below:
Named Executive Officer	2022 Target Bonus as a Percent of Base Salary (%)
Wenbin Jiang, Ph.D. President and Chief Executive Officer	80
Ming Yan, Ph.D. Chief Technology Officer	50
Valerie Barnett General Counsel and Corporate Secretary	40
The cash incentive bonus each executive officer actually receives is generally based on the extent to which we achieve the corporate goals that our Board or Compensation Committee establishes. The Board or Compensation Committee reviews our performance and determines the actual bonus payout to be awarded to each of our eligible executive officers on an annual basis. In December 2021, the Compensation Committee established a mix of predefined performance objectives for our named executive officers. These performance objectives were based on the achievement of certain sales and financial goals. The actual cash incentive bonus paid, if any, is calculated by multiplying the executive’s annual base salary, target bonus percentage and percentage achievement of the performance objectives, which may be adjusted upwards or downwards based upon the executive’s individual performance and contribution during the year.
In February 2023, the Compensation Committee reviewed 2022 corporate and individual performance and determined that the performance objectives under the 2022 cash incentive bonus plan were achieved at 94% for each of the named executive officers. Based on this performance and these assessments and determinations, the named executive officers were paid the following cash bonuses under the 2022 cash incentive bonus program:
Named Executive Officer	2022 Bonus ($)
Wenbin Jiang, Ph.D. President and Chief Executive Officer	394,375
Ming Yan, Ph.D. Chief Technology Officer	187,247
Valerie Barnett General Counsel and Corporate Secretary	139,432
Long-Term Equity Incentive Awards
In addition to cash compensation, our executive compensation program includes long-term equity incentive awards. We believe that equity awards are an effective means of closely aligning the interests of executive officers and stockholders, rewarding executive officers for the company’s success over the long term and providing executive officers an incentive to remain with us as their equity awards vest. We have historically granted equity awards to new executive officers upon the commencement of their employment and consider additional grants to existing executive officers annually, based on our overall corporate performance, individual performance, the equity award practices of peer companies, the executive officers’ existing equity grants and equity holdings.
Stock Options. Prior to 2022, our executive officers and employees received equity awards only in the form of stock option grants. Because our executive officers are awarded stock options with an exercise price equal to 100% of the fair market value of our common stock on the date of grant, stock options will have value to our executive officers only if the market price of our common stock increases after the date of grant, creating a direct, meaningful link between stockholder value and the equity component of an executive officer’s individual compensation. Upon hiring an executive officer, the initial grant of stock options typically will vest over four years at a rate of 25% of the shares subject to the option vesting after one year, with the remaining 75% of the shares vesting and becoming exercisable ratably over the following 36 months. The options have a maximum term of up to 10 years from the date of grant, subject to earlier expiration following the cessation of a named executive officer’s continuous service. Annual refresh grants of stock options to our executive officers, when granted, typically are granted in the first quarter of the year and vest ratably monthly over a four-year period. All grants are subject to the general terms of the applicable plan and the applicable form of stock option award agreement thereunder.
Restricted Stock Units. In 2022, our Compensation Committee determined that it was appropriate to grant restricted stock units for both employees and executive officers based upon several factors, including the competitive dynamics of the markets in which we recruit, the fact that most of our larger competitors were offering “full value” awards in the form of restricted stock units, and the more favorable dilutive impact of restricted stock units relative to stock option grants. To remain competitive in our market while furthering our executive compensation principles of directly linking executive compensation to our corporate performance, reinforcing our executive officers’ long-term interest in our overall performance and aligning the interests of our executive officers with the interests of our stockholders, our Compensation Committee determined that annual refresh equity awards would be granted to executive officers with 50% of the value of the award comprised of stock options and 50% of the value of the award comprised of restricted stock units. Upon hiring an executive officer, the initial grant of restricted stock units typically will vest over four years at a rate of 25% of the restricted stock units vesting after one year, and 1/16 of the restricted stock units vesting each quarter thereafter. Annual refresh grants of restricted stock units to our executive officers, when granted, typically are granted in the first quarter of the year and vest at a rate of approximately 1/16 of the restricted stock units on a quarterly basis. All grants are subject to the general terms of the applicable plan and the applicable form of restricted stock units award agreement thereunder.
In determining 2022 equity awards for our executive officers, the Compensation Committee considered long-term incentive awards granted at peer companies for similar executive-level positions. The value of equity awards granted to our named executive officers in 2022 is set forth below:
Named Executive Officer	Stock Awards ($)(1)	Option Awards ($)(2)
Wenbin Jiang, Ph.D. President and Chief Executive Officer	1,474,989	1,474,948
Ming Yan, Ph.D. Chief Technology Officer	432,497	432,483
Valerie Barnett General Counsel and Corporate Secretary	439,999	439,986
(1)
Stock awards represent RSUs granted to the named executive officers. Each RSU represents the contingent right to receive one share of our common stock upon the satisfaction of the vesting conditions of the award, subject to the recipient’s continuous service through the vesting events. The amounts disclosed represent the aggregate grant date value of the RSUs granted based on the closing sale price of our common stock as reported on the Nasdaq Stock Market on the grant date.

(2)
The amounts disclosed represent the aggregate grant date fair value of the stock options granted to our named executive officers under our 2021 Plan, computed in accordance with ASC Topic 718. The assumptions used in calculating the grant date fair value of the stock options are set forth in Note 15 to our audited consolidated financial statements included in our Annual Report on Form 10-K as filed with the SEC on March 1, 2023. This amount does not reflect the actual economic value that may be realized by the named executive officer.

The specific vesting terms of each named executive officer’s equity awards outstanding as of December 31, 2022 are described below under “—Outstanding Equity Awards at December 31, 2022.”
Employment Agreements and Offer Letters
Each of our named executive officers has executed our standard confidential information and invention agreement. Of our named executive officers, only Ms. Barnett has entered into a formal offer letter setting forth the terms and conditions of employment, including annual base salary, target bonus and equity awards. The current levels of annual base salary and target bonus, as well as equity awards provided to our named executive officers, are set forth in the tables in this section.
Severance Benefit Plan
In July 2021, we adopted an amended and restated Severance Benefit Plan (“Severance Plan”) to provide specified severance benefits to eligible executives, including our named executive officers. The Severance Plan provides that if the employment of a “covered employee” is terminated by us without “cause” outside the period beginning three months prior to the date of a “change in control” and ending on the one-year anniversary of the change in control (the “change in control period”) (as such terms are defined in the Severance Plan), the covered employee will receive the following benefits, subject to signing and not revoking a release:
•	a lump sum payment equal to nine months of the covered employee’s base salary (in the case of our Chief Executive Officer) or six months (for our other named executive officers); and
•	payment of COBRA premiums for a period of nine months (in the case of our Chief Executive Officer) or six months (for our other named executive officers) following the date of such termination.
If, during the change in control period, a covered employee’s employment with us is terminated either (1) by us without “cause” or (2) by the covered employee for “good reason” (as such terms are defined in the Severance Plan), the covered employee will receive the following benefits, subject to signing and not revoking a release:
•	a lump sum payment equal to 24 months of the covered employee’s base salary (in the case of our Chief Executive Officer) or 12 months (for our other named executive officers);
•	a lump sum payment equal to 100% of the covered employee’s target bonus for the applicable year of termination;
•	payment of COBRA premiums for a period of 24 months (in the case of our Chief Executive Officer) or 12 months (for our other named executive officers) following the date of such termination; and
•	vesting acceleration of 100% of the shares subject to the covered employee’s outstanding equity awards (with performance-based awards vesting at the target level).
Employee Benefits
All of our named executive officers are eligible to participate in our employee benefit plans, including our paid time off, medical, dental, vision, life, disability and accidental death and dismemberment insurance plans, in each case on the same basis as all of our other employees.
401(k) Retirement Savings Plan
We currently maintain a 401(k) retirement savings plan for our employees, including our named executive officers, who satisfy certain eligibility requirements. We have the ability to make matching and discretionary contributions to the 401(k) plan. Currently, we make matching contributions or discretionary contributions to the 401(k) plan up to a maximum of 4.5% of an eligible employee’s annual compensation. The 401(k) plan is intended to qualify as a tax-qualified retirement plan under the Code. Our named executive officers are eligible to participate in the 401(k) plan on the same basis as our other employees and defer a portion of their compensation, within prescribed limits, on a pre-tax basis through payroll contributions to the 401(k) plan.
Tax and Accounting Implications
Under Section 162(m) of the Internal Revenue Code (“Section 162(m)”), compensation paid to each of our “covered employees” that exceeds $1 million per taxable year is generally non-deductible. Although our Compensation Committee will continue to consider tax implications as one factor in determining executive compensation, it also looks at other factors in making its decisions and retains the flexibility to provide compensation for our executive officers, including our named executive officers, in a manner consistent with the goals of our executive compensation program and the best interests of the Company and its stockholders, which may include providing for compensation that is not deductible by us due to the deduction limit under Section 162(m).
Under ASC Topic 718, we are required to estimate and record an expense for each award of equity compensation over the vesting period of the award. We record share-based compensation expense on an ongoing basis according to ASC Topic 718.

Outstanding Equity Awards at December 31, 2022
The following table presents the outstanding equity incentive plan awards held by each named executive officer as of December 31, 2022:
		Option Awards(1)					Stock Awards(1)
Name	Grant Date	Total Securities Underlying Award Granted (#)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Exercise Price ($)	Expiration Date	Total Securities Underlying Award Granted (#)	Number of Shares or Units That Have Not Vested (#)	Market Value of Shares or Units That Have Not Vested(2) ($)
Wenbin Jiang, Ph.D. President and Chief Executive Officer	07/24/2020(3)	106,664	64,442	42,222	0.92	07/24/2030
	07/22/2021(4)	250,000	88,541	161,459	17.00	07/22/2031
	02/28/2022(5)	163,158	37,390	125,768	13.64	02/28/2032
	02/28/2022(6)						108,137	85,610	874,078
Ming Yan, Ph.D. Chief Technology Officer	07/24/2020(3)	26,666	16,111	10,556	0.92	07/24/2030
	07/22/2021(4)	125,000	44,270	80,730	17.00	07/22/2031
	02/28/2022(5)	47,841	10,963	36,878	13.64	02/28/2032
	02/28/2022(6)						31,708	25,104	256,312
Valerie Barnett General Counsel and Corporate Secretary	03/22/2021(7)	133,330	53,387	69,443	4.71	03/22/2031
	07/22/2021(4)	75,000	26,562	48,438	17.00	07/15/2031
	02/28/2022(5)	48,671	11,153	37,518	13.64	02/28/2032
	02/28/2022(6)						32,258	25,538	260,743
(1)	All options granted prior to our initial public offering were granted pursuant to our 2015 Plan and all options and RSUs granted after our initial public offering were granted under our 2021 Plan.
(2)	Based upon the closing sale price of our common stock as reported on the Nasdaq Stock Market on December 30, 2022 (the last trading day in 2022), which was $10.21.
(3)	25% of the total shares vest one year after the date of grant and 1/48 of the of the total shares vest each month thereafter, subject to continued service through each such vesting date.
(4)	25% of the total shares vest one year after the date of grant and 1/48 of the of the total shares vest each month thereafter, subject to continued service through each such vesting date.
(5)	2/48 of the total shares vest on March 1, 2022 and 1/48 of the total shares vest monthly thereafter, subject to continued service through each such vesting date.
(6)
4/48 of the total shares vest on May 18, 2022 and 3/48 of the of the total shares vest each quarter thereafter on August 18, November 18, March 18 and May 18, subject to continued service through each such vesting date.

(7)	25% of the total shares vest on January 19, 2022 and 1/48 of the total shares vest each month thereafter, subject to continued service through each such vesting date.

PAY-VERSUS-PERFORMANCE DISCLOSURE
As required by Item 402(v) of Regulation S-K, we are providing the following information about the relationship between the executive compensation actually paid to our named executive officers (“NEOs”) and certain aspects of our financial performance. For further information concerning our pay for performance philosophy and how we align executive compensation with our performance, please refer to the section entitled “Executive Compensation.”
Pay-Versus-Performance Table
Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(2)	Average Summary Compensation Table Total for Non-PEO NEOs(3)	Average Compensation Actually Paid to Non-PEO NEOs(4)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return(5)	Net Income(6)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
2022	$3,914,142	$1,934,488	$1,449,105	$552,405	$54.42	$2,484
2021	$4,818,502	($130,465)	$2,588,687	$126,586	$86.99	$3,027
(1)
The dollar amounts reported in column (b) represent the amount of total compensation reported for Wenbin Jiang, Ph.D., our Chief Executive Officer, for each covered year in the “Total” column of the Summary Compensation Table. Please refer to “Executive Compensation—Summary Compensation Table.”

(2)
The dollar amounts reported in column (c) represent the amount of “executive compensation actually paid” to Dr. Jiang, as computed in accordance with Item 402(v) of Regulation S-K for each covered year. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Dr. Jiang during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Dr. Jiang’s total compensation for each year to determine the executive compensation actually paid:

Year	Reported Summary Compensation Table Total for PEO	Reported Value of Equity Awards(a)	Equity Award Adjustments(b)	Compensation Actually Paid to PEO
2022	$3,914,142	$2,949,937	$970,283	$1,934,488
2021	$4,818,502	$4,250,000	($698,967)	($130,465)
(a)
The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for each covered fiscal year. Please refer to “Executive Compensation—Summary Compensation Table.”

(b)
The equity award adjustments for each covered year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the covered year that are outstanding and unvested as of the end of the covered year; (ii) the amount equal to the change as of the end of the covered year (from the end of the prior year) in fair value of any equity awards granted in prior years that are outstanding and unvested as of the end of the covered year; (iii) for equity awards that are granted and vest in same covered year, the fair value as of the vesting date; (iv) for equity awards granted in prior years that vest in the covered year, the amount equal to the change as of the vesting date (from the end of the prior year) in fair value; and (v) for equity awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the covered year, a deduction for the amount equal to the fair value at the end of the prior year. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year End Fair Value of Equity Awards	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested in Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in Year	Fair Value at End of Prior Year of Equity Awards that Failed to Meet Vesting Conditions in Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
2022	$1,664,113	($920,384)	$575,505	($348,952)	—	—	$970,283
2021	—	($730,330)	—	$31,363	—	—	($698,967)
(3)
The dollar amounts reported in column (d) represent the average of the amounts of total compensation reported for our NEOs as a group (excluding Dr. Jiang, who has served as our PEO since 2014) for each covered year in the “Total” column of the Summary Compensation Table for each such year. Please refer to “Executive Compensation—Summary Compensation Table.” The names of each named executive officer (excluding Dr. Jiang) included for purposes of calculating the average amounts of total compensation in each covered year are as follows: (i) for 2022, Ming Yan, Ph.D., our Chief Technology Officer, and Valerie Barnett, our General Counsel and Corporate Secretary; and (ii) for 2021, Ming Yan, Ph.D., our Chief Technology Officer, and Patrik Jeanmonod, our Chief Financial Officer.

(4)
The dollar amounts reported in column (e) represent the average amount of “executive compensation actually paid” to our NEOs as a group (excluding Dr. Jiang), as computed in accordance with Item 402(v) of Regulation S-K for each covered fiscal year. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to our NEOs as a group (excluding Dr. Jiang) during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to the average total compensation for each year to determine the executive compensation actually paid, using the same methodology described above in Note 2(b):

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs	Average Reported Value of Equity Awards for Non-PEO NEOs	Average Equity Award Adjustments for Non-PEO NEOs(a)	Average Compensation Actually Paid to Non-PEO NEOs
2022	$1,449,105	$872,483	($24,217)	$552,405
2021	$2,588,657	$2,125,000	($337,071)	$126,586
(a)	The amounts deducted or added in calculating the total average equity award adjustments are as follows:
Year	Average Year End Fair Value of Equity Awards	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in Year	Year over Year Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value	Total Average Equity Award Adjustments
2022	$492,194	($485,224)	$170,198	($201,386)	—	—	($24,217)
2021	—	($418,573)	—	$81,502	—	—	($337,071)
(5)
Cumulative total shareholder return is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between our share price at the end and the beginning of the measurement period by our share price at the beginning of the measurement period. The dollar amounts reported represent the amount of net income reflected in our audited financial statements for each covered year.

Analysis of Information Presented in Pay-Versus-Performance Table
As described in more detail in the section entitled “Executive Compensation,” our executive compensation program reflects a variable “pay-for-performance” philosophy. While we generally seek to prioritize long-term performance as our primary incentive for Dr. Jiang and our other NEOs, we do not specifically align our performance measures with compensation that is actually paid (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between the information presented in the Pay-Versus-Performance table.
Compensation Actually Paid and Company Total Shareholder Return
As demonstrated by the following graph, the amount of compensation actually paid to Dr. Jiang and the average amount of compensation actually paid to our other NEOs as a group (except Dr. Jiang) increased in 2022 while total shareholder return declined during the period. This was largely due to (a) upward adjustments to executive compensation in 2022 to be competitive with our peer companies to meet the objectives of our executive compensation program, including ensuring that we attract, hire and retain talented and experienced executive officers who are motivated to achieve or exceed our corporate goals, and (b) a significant portion of the compensation actually paid to Dr. Jiang and our other NEOs being comprised of equity awards, including equity awards granted in prior years, that vested and were accounted for within the definition of “executive compensation actually paid” as presented in the Pay-Versus-Performance table. Please see the section entitled “Executive Compensation” for additional information regarding our executive compensation program, including long-term equity incentive awards for our NEOs.

Compensation Actually Paid and Net Income
As reflected in the following graph, the amount of compensation actually paid to Dr. Jiang and the average amount of compensation actually paid to our other NEOs as a group (except Dr. Jiang) increased in 2022 while our net income declined for that period. This was largely due to (a) upward adjustments to executive compensation in 2022 to be competitive with our peer companies to meet the objectives of our executive compensation program, including ensuring that we attract, hire and retain talented and experienced executive officers who are motivated to achieve or exceed our corporate goals, and (b) a significant portion of the compensation actually paid to Dr. Jiang and our other NEOs being comprised of equity awards, including equity awards granted in prior years, that vested and were accounted for within the definition of “executive compensation actually paid” as presented in the Pay-Versus-Performance table. Please see the section entitled “Executive Compensation” for additional information regarding our executive compensation program, including long-term equity incentive awards for our NEOs.

All information provided above under the “Pay-Versus-Performance Disclosure” heading will not be deemed to be incorporated by reference in any filing of the Company under the Securities Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
The following table provides certain information as of December 31, 2022 with respect to all of our equity compensation plans in effect as of such date:
Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options and rights (a)	Weighted-average exercise price of outstanding options and rights ($)(1) (b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders
2015 Equity Incentive Plan	4,382,267	1.75	—
2021 Equity Incentive Plan	4,365,876	15.99	18,785,426
2021 Employee Stock Purchase Plan	—	—	4,498,457
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	8,748,143	7.76	23,283,883
(1)	The weighted-average exercise price does not reflect the shares that will be issued in connection with the settlement of RSUs, since RSUs have no exercise price.

DIRECTOR COMPENSATION
Director Compensation Program
Our Board has adopted a non-employee director compensation policy and our Compensation Committee reviews director compensation every two (2) years or more frequently if needed. In evaluating director compensation, the Compensation Committee considers the information, analysis and recommendations provided by Meridian, including data regarding compensation paid to non-employee directors by peer companies, and seeks to align our director compensation program to market compensation levels and our overall compensation philosophy.
Cash Compensation
Non-employee directors receive an annual cash retainer for service on our Board and an annual cash retainer for service on committees of the Board. Annual cash retainer amounts paid for service on our Board and committees of the Board in 2022 are set forth below:
Role on the Board of Directors/Committee	($)
Non-employee director	40,000
Lead independent director	30,000
Audit Committee chair	20,000
Audit Committee member	10,000
Compensation Committee chair	15,000
Compensation Committee member	7,500
Nominating and Corporate Governance Committee chair	10,000
Nominating and Corporate Governance Committee member	5,000
All annual cash compensation amounts are payable in equal quarterly installments in arrears, on the last day of each fiscal quarter for which the service occurred, pro-rated for any partial months of service.
Equity Compensation
In addition to annual cash retainers for service on our Board and committees of the Board, our non-employee directors receive grants of stock options.
Initial Grants. Each new non-employee director who joins our Board receives an option to purchase shares of common stock under the 2021 Plan having a grant date fair value for financial accounting purposes (computed in accordance with ASC Topic 718) of $300,000 based on the Black-Scholes option-pricing model and an exercise price per share equal to the per share fair market value of the underlying common stock on the date of grant. One thirty-sixth of the shares subject to the option will vest on a monthly basis over the three-year period following the date of grant, subject to the non-employee director’s continuous service with us on each applicable vesting date.
Annual Grants. On the date of each annual meeting of our stockholders, each continuing non-employee director will receive an option to purchase shares of common stock under the 2021 Plan having a grant date fair value for financial accounting purposes (computed in accordance with ASC Topic 718) of $160,000 based on the Black-Scholes option-pricing model and a per share exercise price equal to the per share fair market value of the underlying common stock on the date of grant. The shares subject to this option will vest upon the one-year anniversary of the grant date, subject to the non-employee director’s continuous service with us on the vesting date.
All then outstanding non-employee director options will vest upon a change in control of us, subject to the non-employee director’s continuous service with us through the date of our change in control.
Other Compensation
Non-employee directors receive no other form of remuneration, perquisites or benefits, but are reimbursed for their expenses in attending meetings, including travel, meal and other expenses. We do not pay fees to directors for attendance at meetings of our Board and its committees.

2022 Director Compensation
The following table sets forth information regarding the compensation earned by or paid to our non-employee directors during the year ended December 31, 2022. Wenbin Jiang, Ph.D., our President and Chief Executive Officer, and Ming Yan, Ph.D., our Chief Technology Officer, are also members of our Board, but did not receive any additional compensation for their service as directors. The compensation earned by or paid to Dr. Jiang and Dr. Yan as named executive officers for the year ended December 31, 2022 is set forth under the section entitled “Executive Compensation—Summary Compensation Table.”
Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	All Other Compensation ($)	Total ($)
Jack Ball	95,000	160,000	—	255,000
Theresa Cameron(2)	27,500	—	—	27,500
Feng Deng(3)	—	—	—	—
Gisele Dion	67,500	160,000	—	227,500
Don Hardison(4)	30,625	300,000	—	330,625
Vera Imper, Ph.D.	47,083	160,000	—	208,750
Deborah Neff(5)	29,167	300,000	—	329,167
(1)
The amounts reported represent the aggregate grant date fair value of the option awards granted during the year ended December 31, 2022 under our 2021 Plan, computed in accordance with ASC Topic 718. The assumptions used in calculating the grant-date fair value of the stock options reported in this column are set forth in Note 15 to our audited consolidated financial statements included in our Annual Report on Form 10-K as filed with the SEC on March 1, 2023. This amount does not reflect the actual economic value that may be realized by the non-employee director.

(2)	Ms. Cameron’s term on the Board ended on June 1, 2022.
(3)	Mr. Deng’s term on the Board ended on June 1, 2022. Mr. Deng elected to forego any compensation for Board services in 2022.
(4)	Mr. Hardison joined our Board on June 1, 2022.
(5)	Ms. Neff joined our Board on June 1, 2022.
Director Equity Awards
The aggregate number of shares underlying stock options outstanding at December 31, 2022 for each non-employee director was as follows:
Name	Aggregate Number of Shares Underlying Stock Options Outstanding as of December 31, 2022
Jack Ball	25,789
Theresa Cameron	—
Feng Deng	—
Gisele Dion	39,122
Don Hardison	47,013
Vera Imper, Ph.D.	54,387
Deborah Neff	47,013

TRANSACTIONS WITH RELATED PERSONS, INDEMNIFICATION AND
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Our Board has adopted a related party transaction policy setting forth the policies and procedures for the identification, review and approval or ratification of related party transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and a related party were or will be participants and the amount involved exceeds $120,000, including purchases of goods or services by or from the related party or entities in which the related party has a material interest, indebtedness and guarantees of indebtedness. In reviewing and approving any such transactions, our Audit Committee will consider all relevant facts and circumstances as appropriate, such as the availability of other sources of comparable products or services, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction, management’s recommendation with respect to the proposed related party transaction and the extent of the related party’s interest in the transaction.
Certain Related Person Transactions
The following is a summary of transactions since January 1, 2022 in which we have been a participant, the amount involved exceeded or will exceed $120,000, and any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest, other than compensation arrangements which are described in the sections entitled “Executive Compensation” and “Non-Employee Director Compensation.”
Investors’ Rights Agreement
We are party to an Amended and Restated Investors’ Rights Agreement (“IRA”) with certain holders of our capital stock, including the holders of more than 5% of our outstanding capital stock, such as entities affiliated with HHLR Advisors, Ltd. and entities affiliated with RA Capital Management. The IRA provides certain holders of our common stock with certain registration rights, including the right to demand that we file a registration statement or request that their shares be covered by a registration statement that we are otherwise filing.
Investment in DeepCyto
In November 2021, our wholly-owned Hong Kong subsidiary (“Cytek HK”) entered into a contract with Tianjin Deep Analysis Intelligent Technology Development Co., Ltd, a company incorporated under the laws of the People’s Republic of China (“DeepCyto”), pursuant to which Cytek HK invested RMB¥ 10,000,000 in consideration for the issuance of Series A shares of DeepCyto to Cytek HK, representing an ownership interest of approximately 3.3% (the “Investment”). The Investment was completed on May 7, 2022. An entity affiliated with Northern Light Venture Capital (“NLVC”) had a significant ownership interest in DeepCyto and a representative serving on the DeepCyto board of directors. Feng Deng, a member of our Board until June 1, 2022, is the Founding Managing Partner of NLVC. Given the foregoing relationships, Mr. Deng may be considered to have an indirect material interest in the Investment.
Indemnification
We have entered into an indemnification agreement with each of our directors and executive officers, which requires us to indemnify them. Additionally, our Certificate of Incorporation contains provisions limiting the liability of directors, and our Bylaws provide that we will indemnify each of our directors and officers to the fullest extent permitted under Delaware law. Our Certificate of Incorporation and Bylaws also provide our Board with discretion to indemnify our employees and other agents when determined appropriate by the Board.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires our directors, executive officers, and holders of more than 10% of its common stock to file with the SEC reports regarding their ownership and changes in ownership of our securities. A late Form 4 report was filed for: Wenbin Jiang, Ph.D., our Chief Executive Officer, on May 12, 2022 to report the sale of shares pursuant to Rule 10b5-1 trading plan on May 9, 2022; and Patrik Jeanmonod, our Chief Financial Officer, on February 23, 2023 to report a cash exercise of vested options on September 8, 2022. Except as described above, we believe that our directors, executive officers and 10% stockholders complied with all Section 16(a) filing requirements in 2022.

HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other annual meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other annual meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are Cytek Biosciences, Inc. stockholders will be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or our mailing agent, Broadridge Financial Solutions, Inc.
Direct your written request to:
Householding Department
Broadridge Financial Solutions, Inc.
51 Mercedes Way
Edgewood, NY 11717
Tel: (866) 540-7095
Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS
The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
By Order of the Board of Directors

Valerie Barnett
Corporate Secretary
April 28, 2023
A copy of our Annual Report to the Securities and Exchange Commission on Form 10-K for the year ended December 31, 2022 is available without charge upon written request to:
Cytek Biosciences, Inc.
47215 Lakeview Boulevard
Fremont, California 94538
Attention: Corporate Secretary

CYTEK BIOSCIENCES, INC.
47215 LAKEVIEW BLVD.
FREMONT, CA 94538

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 PM Eastern Time on June 13, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 PM Eastern Time on June 13, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V14328-P91978 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CYTEK BIOSCIENCES, INC.

The Board of Directors recommends you vote FOR all of the following director nominees:

	For All	Withhold All	For All Except
1. To elect each of our three Class II director nominees to our Board of Directors for a three-year term, to hold office until our 2026 annual meeting of stockholders and until their successors are duly elected and qualified, or until their earlier death, resignation or removal.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Jack Ball
02) Vera Imper, Ph.D.
03) Ming Yan, Ph.D.

The Board of Directors recommends you vote FOR the following proposal:

The Board of Directors recommends you vote "1 Year" for the following proposal:

	1 Year	2 Years	3 Years	Abstain
3. To vote, on an advisory basis, on the frequency of a stockholder vote on executive compensation.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice, Proxy Statement and Annual Report are available at www.proxyvote.com.

V14329-P91978

CYTEK BIOSCIENCES, INC.
Annual Meeting of Stockholders
June 14, 2023 11:00 AM PDT
This proxy is solicited by the Board of Directors

The undersigned stockholder appoints Wenbin Jiang, Patrik Jeanmonod and Valerie Barnett, or any of them, as proxies, each with the power to appoint his/her substitute, and authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Cytek Biosciences, Inc. that the undersigned stockholder is entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 AM PDT on June 14, 2023 at www.virtualshareholdermeeting.com/CTKB2023, and any adjournment or postponement thereof, with discretionary authority as to any other business that may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side